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                                                                    Exhibit 10.1

                              330 LYNNWAY, LYNN, MA

                                    L E A S E

                                    ARTICLE 1

                                 Reference Data

1.1   Subject Referred To.

Each reference in this Lease to any of the following subjects shall be construed to incorporate the data stated for that subject in this Section 1.1.

      Date of this Lease:     August 15, 2000

      Building:               The building known as Building A, located at 330
                              Lynnway, Lynn, Massachusetts (hereinafter referred to as the "Building") on a parcel of land shown on a plan dated April 27, 1995, and recorded in Essex
                              South District Registry of Deeds in Plan Book 300,
                              Page 18, (the Building and such parcel of land hereinafter being collectively referred to as the "Property").

      Premises:               A portion of the second (2nd) floor of the
                              Building substantially as shown on Exhibit A attached hereto.

      Rentable Floor
      Area of Premises:       28,679 Rentable Square Feet.

      Landlord:               Arthur Pappathanasi, Trustee of 330 Scangas
                              Nominee Trust under Declaration of Trust dated
                              February 7, 1995 and recorded in Essex South
                              District Registry of Deeds, Book 13097, Page 549.

      Original Notice
      Address of Landlord:    c/o West Lynn Creamery, Inc.
                              626 Lynnway
                              Lynn, Massachusetts 01905

      Tenant:                 Lightbridge, Inc., a Delaware corporation.

      Original Notice
      Address of Tenant:      67 South Bedford Street
                              Burlington, MA 01803
                              ATTN: Kathy Juliano
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      Initial Term:           60 months.

      Delivery Date:          Sixty (60) days from the issuance of a building
                              permit for the Premises.

      Allowance:              $809,770.00

      Base Rent:              Months 1 through 60 inclusive: $39,433.63 per
                              month.

      Commencement Date:      August 15, 2000

      Rent Commencement Date: January 1, 2001

      Security and
      Restoration Deposit:    $39,433.63.

      Tenant's Percentage:    The ratio of the Rentable Floor Area of the
                              Premises to the total rentable area of the Building, which shall initially be deemed to be twenty-six and six tenths percent (26.6%)

      Base Operating Costs:   Operating Costs for calendar year 2000.

      Base Taxes:             Taxes for fiscal year 2001.

      Permitted Uses:         General business offices, including, without
                              limitation, the operation of a telephone call center.

      Public Liability
      Insurance Limits:

      Comprehensive General
      Liability:              $3,000,000 per occurrence
                              $5,000,000 general aggregate

      Broker:                 Burgess Properties and Meredith & Grew, Inc.

1.2   Exhibits.

      The Exhibits listed below in this section are incorporated in this Lease by reference and are to be construed as a part of this Lease.

            EXHIBIT A         Plan showing the Premises.


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            EXHIBIT B         Rules and Regulations
            EXHIBIT C         Notice of Activity and Use Limitation for Property
            EXHIBIT D         Plan showing Generator and Supplemental HVAC
                              locations.

1.3   Table of Articles and Sections.

      ARTICLE 1 -- Reference Data
      1.1   Subjects Referred To ........................................  1
      1.2   Exhibits ....................................................  2
      1.3   Table of Articles and Sections ..............................  3

      ARTICLE 2 -- Premises and Term
      2.1   Premises ....................................................  6
      2.2   Term ........................................................  6
      2.3   Term Extension Options ......................................  6
      2.4   Right of First Offer ........................................  9

      ARTICLE 3 -- Improvements
      3.1   Performance of Tenant's Work ................................  9
      3.2   Plans and Specifications ....................................  9
      3.3   Tenant's Contractor ......................................... 11
      3.4   Funding of Allowance ........................................ 12
      3.5   Mechanic's Liens ............................................ 12

      ARTICLE 4 - Rent
      4.1   The Fixed Rent .............................................. 13
      4.2   Additional Rent ............................................. 13
            4.2.1  Real Estate Taxes .................................... 13
            4.2.2  Personal Property Taxes .............................. 14
            4.2.3  Operating Costs ...................................... 14
            4.2.4  Insurance ............................................ 17
            4.2.5  Utilities ............................................ 19
      4.3   Late Payment of Rent ........................................ 19
      4.4   Security and Restoration Deposit ............................ 19


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      ARTICLE 5 - Landlord's Covenants
      5.1   Affirmative Covenants ....................................... 20
            5.1.1   HVAC ................................................ 20
            5.1.2   Electricity ......................................... 20
            5.1.3   Cleaning; Water ..................................... 21
            5.1.4   Fire Alarm and Security ............................. 21
            5.1.5   Repairs ............................................. 21
            5.1.6   Signs ............................................... 21
      5.2   Interruption ................................................ 21
      5.3   Outside Services ............................................ 21

      ARTICLE 6 - Tenant's Additional Covenants
      6.1   Affirmative Covenants ....................................... 22
            6.1.1   Perform Obligations ................................. 22
            6.1.2   Use ................................................. 22
            6.1.3   Repair and Maintenance .............................. 22
            6.1.4   Compliance with Law ................................. 23
            6.1.5   Indemnification ..................................... 23
            6.1.6   Landlord's Right to Enter ........................... 23
            6.1.7   Personal Property at Tenant's Risk .................. 24
            6.1.8   Payment of Landlord's Cost of Enforcement ........... 24
            6.1.9   Yield Up ............................................ 24
            6.1.10  Rules and Regulations ............................... 24
            6.1.11  Estoppel Certificate ................................ 25
            6.1.12  Landlord's Expenses Re: Consents .................... 25

      6.2   Negative Covenants .......................................... 25
            6.2.1   Assignment and Subletting ........................... 25
            6.2.2   Nuisance ............................................ 26
            6.2.3   Hazardous Wastes and Materials ...................... 27
            6.2.4   Floor Load; Heavy Equipment ......................... 27
            6.2.5   Installation, Alterations or Additions .............. 27
            6.2.6   Abandonment ......................................... 28


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            6.2.7   Signs ............................................... 28
            6.2.8   Parking and Storage ................................. 28

      ARTICLE 7 -- Casualty or Taking
      7.1   Termination ................................................. 28
      7.2   Restoration ................................................. 29
      7.3   Award ....................................................... 29

      ARTICLE 8 -- Defaults
      8.1   Events of Default ........................................... 29
      8.2   Remedies .................................................... 30
      8.3   Remedies Cumulative ......................................... 31
      8.4   Landlord's Right to Cure Defaults ........................... 31
      8.5   Effect of Waivers of Default ................................ 31
      8.6   No Waiver, etc. ............................................. 31
      8.7   No Accord and Satisfaction .................................. 32

      ARTICLE 9 -- Rights of Holders
      9.1   Rights of Holders ........................................... 32
      9.2   Lease Superior or Subordinate to Mortgages .................. 32

      ARTICLE 10 -- Miscellaneous Provisions
      10.1  Notices From One Party to the Other ......................... 33
      10.2  Quiet Enjoyment ............................................. 33
      10.3  Lease Not to be Recorded .................................... 34
      10.4  Limitation of Landlord's Liability .......................... 34
      10.5  Acts of God ................................................. 34
      10.6  Landlord's Default .......................................... 34
      10.7  Brokerage ................................................... 35
      10.8  Applicable Law and Construction ............................. 35
      10.9  Telecommunications Equipment ................................ 35
      10.10 Generator ................................................... 36
      10.11 Appraisal of Fair Rental Value .............................. 36
      10.12 Corporate Authority ......................................... 38


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                                    ARTICLE 2
                                Premises and Term

2.1 Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, subject to and with the benefit of the terms, covenants, conditions and provisions of this Lease, the Premises, excluding the roof, exterior faces of exterior walls, the common stairways, stairwells, elevators and elevator shafts, and pipes, ducts, conduits, wires, and appurtenant fixtures serving exclusively or in common other parts of the Building, and if Tenant's space includes less than the entire rentable area of any floor, excluding the central core area of such floor.

      In addition to the foregoing, Tenant shall have, as appurtenant to the Premises, rights to use in common, subject to reasonable rules of general applicability to tenants of the Building from time to time made by Landlord of which Tenant is given notice: (a) the common lobbies, hallways, stairways, loading dock, and elevators of the Building, (b) common walkways and driveways necessary for access to the Building, (c) the common parking areas serving the Building, and (d) if the Premises include less than the entire rentable area of any floor, the common toilets and other common facilities in the central core area of such floor.

      Landlord reserves the right from time to time, without unreasonable interference with use of the Premises: (a) to install, use, maintain, repair, replace and relocate for service to the Premises and other parts of the Building, or either, pipes, ducts, conduits, wires and appurtenant fixtures, wherever located in the Premises or Building, provided that none of the foregoing reduces the useable floor area of the Premises and provided further that such installations, replacements and relocations shall be located in so far as is practicable in the central core area of the Building, above ceiling surfaces, below floor surfaces or within perimeter walls of the Premises, (b) to alter or relocate any other common facility provided that Landlord does not adversely affect Tenant's access to the Premises or materially reduce the parking available to Tenant, (c) to make any repairs and replacements to the Premises which Landlord may deem necessary upon reasonable prior notice to Tenant except in the case of an emergency, and (d) in connection with any excavation made upon adjacent land of Landlord or others, to enter, and to license others to enter, upon the Premises to do such work as the person causing such excavation deems necessary to preserve the wall of the Building from injury or damage and to support the same.

2.2 Term. TO HAVE AND TO HOLD for a term beginning on the Commencement Date, and continuing for the Initial Term, unless sooner terminated or as extended as hereinafter provided.

2.3 Term Extension Options. Tenant shall have two (2) options (the "Extension Options") to extend the Term hereof for two (2) consecutive additional periods of five (5) years


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      each. The first option (the "First Extension Option") shall be for the period commencing on the day immediately following the expiration of the Initial Term (the "First Extension Term Commencement Date" and terminating at midnight on the fifth (5th) anniversary of the First Extension Term Commencement Date (the "First Extension Term") and the second option (the "Second Extension Option") shall be for the period commencing on the day immediately following the last day of the First Extension Term (the "Second Extension Term Commencement Date") and terminating at midnight on the fifth (5th) anniversary of the Second Extension Term Commencement Date (the "Second Extension Term").

      In order to exercise the Extension Options, Tenant shall give written notice to Landlord of the exercise thereof as follows: for the First Extension Term notice shall be given not later than the date which is twelve (12) months prior to the First Extension Term Commencement Date; and for the Second Extension Term notice shall be given not later than the date which is twelve (12) months prior to the Second Extension Term Commencement Date. In exercising either Extension Option, Tenant acknowledges that time is of the essence. If Tenant fails to exercise either Extension Option on or before the applicable exercise date specified above, Tenant shall be deemed to have waived all of its rights with respect to such Extension Option, and if Tenant fails to exercise its Extension Option for the First Extension Term, Tenant shall be deemed to have waived all of its rights with respect to the Extension Option for the Second Extension Term.

      If an Extension Option is duly exercised as aforesaid, the Term of this Lease shall be automatically extended for the applicable Extension Term upon all of the same terms and conditions as set forth in this Lease, except that the Base Rent for such Extension Term shall be determined as provided in the paragraphs immediately below. In the event an Extension Option is duly exercised, all references contained in this Lease to the Term hereof, whether by number of years or number of months, shall be construed to refer to the initial Term hereof extended as aforesaid, whether or not specific reference thereto is made in this Lease.

      In the event Tenant exercises an Extension Option for the applicable Extension Term, the Base Rent shall be the greater of (i) ninety-five percent (95%) of the "Fair Rental Value," as hereinafter defined, or (ii) the Base Rent paid by Tenant during the last year of the Initial Term. Additional Rent shall be paid as provided for in Section 4.2 hereof.

      For purposes of this Section 2.3, "Fair Rental Value" shall mean the annual fair rental for the Premises for the applicable Extension Term that would be agreed upon between a landlord and a tenant executing a lease with respect to comparable space of comparable square footage in a comparable building located in the Boston/North Shore, Massachusetts area for a comparable term for the Permitted Uses, upon all of the other business terms of this Lease assuming and adjusting for the following:

      (i) the landlord and tenant are well informed and well advised and each is acting in


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            what it considers to be its own best interests;

      (ii) the rental shall reflect the as-is condition of the Premises as of the date Tenant elects to exercise the applicable Extension Option;

      (iii) Additional Rent will continue to be payable by Tenant; and

      (iv)  Landlord will not be obligated to pay any brokerage commissions.

      To assist Tenant in determining whether to exercise an Extension Option Landlord may, and, upon written request given by Tenant to Landlord within thirty (30) days after receipt of Tenant's request, Landlord shall, with respect to the First Extension Option, but not earlier than the date which is fifteen (15) months prior to the Expiration Date, and with respect to the Second Extension Option, not earlier than the date which is fifteen
      (15) months prior to the Second Extension Commencement Date, give written notice to Tenant of Landlord's determination of the Fair Rental Value of the Premises for the First Extension Term or Second Extension Term, as applicable. The amount so determined by Landlord shall be the Base Rent for the Premises for such Extension Term unless, within ten (10) business days after Landlord shall have given such notice, Tenant shall give notice to Landlord exercising Tenant's right of appraisal to determine such Fair Rental Value pursuant to the provisions of Section 10.10 of this Lease, in which event such Fair Rental Value shall be determined by the appraisal process thereunder.

      Should Tenant elect to exercise its right of appraisal and should the appraisal not have been concluded prior to the date on which Tenant's obligation to pay rent for such Extension Term shall have occurred, Tenant shall pay the Base Rent as so determined by Landlord, and Additional Rent as provided in Section 4.2 hereof. If the Fair Rental Value as determined by appraisal is greater than or less than Fair Rental Value as determined by Landlord, than any adjustment required to correct the amount previously paid shall be made by payment by the appropriate party within thirty (30) days after such determination of Fair Rental Value.

      Notwithstanding any contrary provision of this Section 2.3 or any other provision of this Lease, any exercise by Tenant of any Extension Option shall be void and of no effect unless on the date Tenant notifies Landlord that it is exercising the Extension Option for any Extension Term and on the date of commencement of the applicable Extension Term: (i) this Lease is in full force and effect; (ii) Tenant has not assigned this Lease or sublet all or any part of the Premises, and (iii) there then exists no uncured Event of Default, as referred to in Section 8.1 hereof; provided, however, that Landlord reserves the right to waive by written notice the provisions of this paragraph with respect to the exercise of any Extension Option by Tenant.

      In the event Tenant elects to exercise any Extension Options as set forth in this Section


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      2.3, Landlord and Tenant agree to enter into an amendment to this Lease to confirm such exercise and to document all changes to this Lease resulting from any exercise of such Options; provided, however, the execution of any such amendment shall not be a condition precedent to the valid exercise by Tenant of the Extension Options granted herein.

2.4 Right of First Offer. If any space on the second (2nd) floor of the Building that has not been previously offered to Tenant pursuant to this
      Section 2.4, becomes available during the Initial Term of this Lease, prior to marketing such space, other than to the tenant thereof, Landlord shall first offer to Tenant the opportunity to lease such space, provided that (a) the initial Tenant named herein occupies the Premises, and (b) Tenant is not in default of this Lease at such time beyond any applicable cure periods. The rent, length of the term, and other terms and conditions offered to Tenant shall be the same as Landlord would then offer for such space in "as-is" condition to the general market, which may include a term that is not coterminus with the term hereof. Tenant shall have ten (10) business days to accept or reject such offer with respect to the entirety of such space. If Tenant accepts such offer, Landlord and Tenant shall both negotiate in good faith an amendment to this Lease with respect to such space acceptable to both parties. If Tenant rejects such offer, or fails to accept such offer in writing to Landlord within such ten (10) business day period, then Landlord will be free to offer such space to the general market on substantially the same terms as offered to Tenant. It is agreed that time is of the essence of this Section 2.4.

                                    ARTICLE 3

                                  Improvements

3.1 Performance of Tenant's Work. The Premises are leased in "as-is" condition with no obligation on the part of Landlord construct or otherwise prepare the Premises for Tenant's occupancy, except as otherwise provided herein. All work that is necessary or desirable to prepare the Premises for Tenant's occupancy shall be performed by, and at the expense of (except as provided in Section 3.4 below), Tenant in accordance with and subject to the requirements of this Lease. (Such work being referred to herein as the "Tenant Work".)

3.2 Plans and Specifications. (a) Tenant agrees to prepare, at Tenant's sole cost and expense, and furnish to Landlord for its review architectural, mechanical, electrical, plumbing, fire protection and structural engineering schematic design documents, and final construction documents for the Tenant Work (such documentation and the constituent items thereof are referred to herein collectively and respectively as the "Documents"; and the final construction documents approved by Landlord hereunder are referred to herein as the "Construction Documents"). The Documents shall be prepared by an architect ("Tenant's Architect") experienced in the construction of tenant improvements in first-class buildings in the Boston area, retained by Tenant and approved by Landlord in advance.


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      The Landlord hereby approves of Bargmann Hendrie + Archetype, Inc. as
      Tenant's Architect. There shall be no requirement for Tenant to use any particular building standard materials or items; however, the Tenant Work shall be consistent with tenant improvements typically installed in comparable office buildings in the Boston/North Shore area. Tenant shall cause Tenant's Architect to perform all architectural services typically and reasonably required under typical construction contracts for similar leasehold improvements. Such services shall include, without limitation, all certifications typically and reasonably required to be provided by the architect for similar leasehold improvements in order to obtain a certificate of occupancy for the Premises. Tenant shall be solely responsible for the cost of all architectural and engineering services required for the Tenant Work. The Construction Documents shall comply with all applicable laws, ordinances and regulations (including, without limitation, the applicable requirements of the Americans with Disabilities Act of 1990, and the regulations promulgated thereunder) and shall be in a form satisfactory to appropriate governmental authorities responsible for issuing the permits, approvals and licenses required for construction. Tenant's interior furnishings (i.e., specifications, coordination, supply and installation of furniture, furnishings, telephone and moveable equipment) will also be the responsibility of Tenant.

      (b) The Documents shall require Landlord's approval, which approval shall not be unreasonably withheld, conditioned or delayed. Landlord will give Tenant notice ("Landlord Plan Notice") of any objections it may have with respect to any Documents within three (3) business days of Landlord's receipt of any Documents. At the time that Tenant delivers the Documents to Landlord, it shall also deliver a set to Landlord's architect, John M. Sheskey + Associates, Inc., 14 Franklin Street, Quincy, MA 02169 ("Landlord's Architect"). If Landlord does not notify Tenant of its objections within such 3 business day period, then Landlord shall be deemed to have approved the Documents. Landlord shall not be deemed unreasonable for withholding approval of such plans and specifications which (i) might adversely affect any structural or exterior element of the Building or any portion thereof, or (ii) might materially adversely affect the proper functioning of the Building systems or other facilities.

      (c) Tenant shall cause the Documents to be revised in a manner sufficient to remedy Landlord's objections and/or respond to Landlord's concerns and to be redelivered to Landlord and Landlord's Architect as soon as reasonably possible after Tenant is given a Landlord Plan Notice and shall use diligence to complete the Construction Documents in accordance with the requirements of the Landlord Plan Notice.

      (d) Landlord's and Landlord's Architect's approval of any plans and specifications furnished to and approved by Landlord, or of any changes thereto, shall in no way be deemed an agreement by Landlord that the work contemplated therein fulfills the requirements of Section 3.2(a) hereof. Tenant shall be responsible for the design of the Tenant Work.


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      (e) Notwithstanding anything to the foregoing to the contrary, Landlord has approved Tenant's plans for the East Wing portion of the Premises (the so-called "Phase 1 Portion") which Plans are entitled "Lightbridge Call Center" prepared by Bargmann, Hendrie + Archetype, Inc. dated August 4, 2000, Issued for Construction, and consisting of a cover page and 17 sheets.

3.3 Tenant's Contractor. (a) Tenant agrees to employ for the Tenant Work a responsible general contractor approved by Landlord (which approval is hereby given for Caswell Corporate Interiors as the General Contractor and Electronic Environment Infrastructure Solutions as the design/build contractor for the server room) who shall (1) cooperate with and not interfere with any other contractors doing work in the Building or on the Property; and (2) carry so-called "builder's risk" insurance covering Landlord and Tenant as their interests may appear, against loss or damage by fire, vandalism, malicious mischief and such risks as are customarily covered by a so-called "extended coverage endorsement" to the full insurable value of the Tenant Work, in addition to all other insurance required by Section 6.2.5 of this Lease, and submit certificates evidencing such coverage to Landlord prior to the commencement of the Tenant Work. Tenant shall obtain Landlord's approval of the Construction Documents for the Tenant Work and all necessary governmental licenses, approvals and permits therefor and deliver to Landlord the statements and insurance certificates required hereunder and under 6.2.5 of this Lease on or before the Commencement Date and promptly thereafter Tenant shall commence and diligently prosecute to completion the Tenant Work in accordance with the Construction Documents in a good and workmanlike manner employing materials of good quality and in compliance with all applicable zoning, building, fire, health and other codes, regulations, ordinances and laws. Any changes in the Construction Documents shall require Landlord's prior written approval which approval or disapproval shall be given by Landlord to Tenant within three (3) business days of receipt thereof. (Tenant shall also deliver a set of the changes simultaneously to Landlord's Architect). If Landlord does not notify Tenant of its approval or disapproval within such 3 business day period, such changes shall be deemed approved hereunder. The Tenant Work shall otherwise be performed in accordance with the applicable provisions of this Lease, including, without limitation, Section 6.2.5.

      (b) Tenant shall have the right to enter the Premises from and after the Commencement Date to perform the Tenant Work therein, and shall have the right to occupy the Premises for the Permitted Uses prior to the Rent Commencement Date (and without triggering an obligation to pay Fixed Rent or Additional Rent, but with the obligation to pay all utility and cleaning costs applicable to the Premises) upon satisfaction of the requirements for the final advance of the Allowance specified under
      Section 3.5 below (or upon the issuance of a certificate of occupancy by the City of Lynn for the Phase 1 Portion if completed before the completion of the remainder of the Tenant Work) and subject to all terms and conditions of this Lease. Tenant shall provide a project manager who will be the point of contact with Landlord's Project Manager for all


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      matters dealing with the design and condition of the Tenant Work.

3.4 Funding of Allowance. Landlord shall pay to Tenant a contribution toward the cost of Tenant Work in an amount not to exceed the Allowance in accordance with and subject to the requirements of this Section 3.4. When Tenant has incurred costs for the Tenant Work in any part of the Premises, Tenant shall submit to Landlord from time to time (but not more frequently than monthly) requisitions for payment, in the form of AIA Document G702 setting forth any costs incurred for the Tenant Work, together with a partial lien waiver executed by Tenant's general contractor for work previously done and paid for, and within thirty (30) days following Landlord's receipt thereof, Landlord shall pay to Tenant the amount of each such requisition, provided that the last requisition hereunder shall not be paid until thirty (30) days after Tenant's requisition accompanied by a written statement from Tenant's Architect that such Tenant Work has been completed in accordance with Tenant's Construction Documents, a final lien waiver executed by Tenant's general contractor and a final certificate of occupancy and other required governmental approvals for the Tenant Work. Landlord shall be entitled to deduct from the Allowance an amount sufficient to reimburse Landlord for its actual out of pocket costs in connection with the Tenant Work, including its architectural review fees, which costs shall not exceed in the aggregate $3,000.00. Tenant shall not be entitled to any payment or credit for any portion of the Allowance that is not used for the Tenant Work. If any lien is filed against the Property, or any part or interest therein, arising out of or in connection with the Tenant Work and such lien or encumbrance is not discharged, insured or bonded over or otherwise disposed of to Landlord's reasonable satisfaction within fifteen (15) days after receipt of notice of the filing or establishment thereof, then Landlord shall have no further obligation to disburse any funds from the Allowance to Tenant unless and until the same is so discharged or otherwise disposed, in addition to, and not in lieu of, Landlord's rights and remedies and Tenant's obligations on account thereof under Section 3.5 below or otherwise.

3.5 Mechanic's Liens. Tenant hereby indemnifies Landlord against liability for any and all Mechanic's and other liens filed in connection with the Tenant Work or any other work performed by Tenant under this Lease. Tenant, at its expense, shall procure the discharge of all such liens within fifteen
      (15) days after receipt of notice of the filing of any such lien against the Premises or the Property. If Tenant shall fail to cause any such lien to be discharged within the period aforesaid, then, in addition to any other right or remedy, Landlord may, but shall not be obligated to, discharge the same either by paying the amount claimed to be due or by deposit or bonding proceedings, and in any such event Landlord shall be entitled, if it elects, to compel the prosecution of an action for the foreclosure of such lien and to pay the amount of the judgment in favor of the lien with interest, costs and allowances. Any amount so paid by Landlord, and all costs and expenses incurred by Landlord in connection therewith, shall constitute additional rent and shall be paid by Tenant to Landlord on demand.


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                                    ARTICLE 4

                                      Rent

4.1 The Fixed Rent. Beginning on the Rent Commencement Date, Tenant covenants and agrees to pay rent (the "Fixed Rent") to Landlord at the Original Address of Landlord or at such other place or to such other person or entity as Landlord may by notice in writing to Tenant from time to time direct, in the amount of the Base Rent, in advance, on the first day of each calendar month included in the term; and for any portion of a calendar month following the Rent Commencement Date or end of the term, at that rate payable in advance for such portion.

4.2 Additional Rent. Tenant covenants and agrees to pay, as Additional Rent, insurance costs, utility charges, personal property taxes and its pro rata share of increases in taxes and operating costs with respect to the Premises as provided in this Section 4.2 as follows:

      4.2.1 Real Estate Taxes. If, during the term hereof, Taxes (as hereinafter defined) for any fiscal year (for the purposes of this Lease, called a "Tax Year") partially or wholly included within the term shall exceed Base Taxes, Tenant shall reimburse Landlord, as additional rent, for Tenant's Percentage of such excess (such amount being referred to as "Tax Excess"). Tenant shall remit to Landlord on the first day of each calendar month, estimated payments on account of Tax Excess, such monthly amounts to be sufficient to provide Landlord, by the time real estate tax payments are due and payable, a sum equal to the Tax Excess, as reasonably estimated by Landlord from time to time on the basis of the most recent tax data available. If the total remittances hereunder is greater than the actual Tax Excess for such Tax Year, Landlord shall promptly pay to Tenant, or credit against the next accruing payments to be made by Tenant hereunder, the difference; if the total of such remittances is less than the actual Tax Excess for such Tax Year, Tenant shall pay the difference to Landlord at least ten (10) days prior to the date or dates within such Tax Year that any Taxes become due and payable to the governmental authority (but in any event no earlier than thirty (30) days following a written notice to Tenant, which notice shall set forth the manner of computation of Tax Excess).

            If, after Tenant shall have made reimbursement to Landlord pursuant to this subsection 4.2.1, Landlord shall receive a refund of any portion of Taxes paid by Tenant with respect to any Tax Year during the term hereof as a result of an abatement of such Taxes by legal proceedings, settlement or otherwise (without either party having any obligation to undertake any such proceedings), Landlord shall promptly pay to Tenant, or credit against the next accruing payments to be made by Tenant pursuant to this subsection 4.2.1, the Tenant's Percentage of the refund (less the proportional, pro rata expenses, including reasonable attorneys' fees and appraisers' fees, incurred in connection with obtaining any such refund), as relates to Tax Excess paid by Tenant to Landlord with respect to any Tax Year for which such refund is obtained.

            In the event this Lease shall commence, or shall end (by reason of expiration of the term or earlier termination pursuant to the provisions hereof), on any date other than the first or last day of the Tax Year, or should the Tax Year or period of assessment of real estate taxes be changed or be more or less than one (1) year, as the case may be, then the amount of Tax Excess which may be payable by Tenant as provided in this subsection 4.2.1 shall be appropriately apportioned and adjusted.

            The term "Taxes" shall mean all taxes, assessments, betterments and other charges and impositions levied, assessed or imposed at any time during the term by any governmental authority upon or against the Property, or taxes in lieu thereof, provided, however, that any betterments shall be apportioned over the longest period permitted by law and Tenant shall only be responsible for the payments that are due during the Term of this Lease. If, at any time during the term of this Lease, any tax or excise on rents or other taxes, however described, are levied or assessed against Landlord with respect to the rent reserved hereunder, either wholly or partially in substitution for real estate taxes assessed or levied on the Property, such tax or excise on rents shall be included in Taxes; however, Taxes shall not include gross receipts, gift, franchise, estate, inheritance, succession, capital levy, transfer, income or excess profits taxes assessed on Landlord. Taxes shall include any estimated payment made by Landlord on account of a fiscal tax period for which the actual and final amount of taxes for such period has not been determined by the governmental authority as of the date of any such estimated payment.

      4.2.2 Personal Property Taxes. Tenant shall pay all taxes charged, assessed or imposed upon the personal property of Tenant in or upon the Premises.

      4.2.3 Operating Costs. If, during the term hereof, Operating Costs (as hereinafter defined) incurred by Landlord in any calendar year exceed Base Operating Costs, Tenant shall reimburse Landlord, as additional rent, for Tenant's Percentage of any such excess (such amount being hereinafter referred to as the "Operating Costs Excess"). Tenant shall remit to Landlord on the first day of each calendar month, estimated payments on account of Operating Costs Excess, such monthly amounts to be sufficient to provide Landlord, by the end of the calendar year, a sum equal to the Operating Cost Excess, as reasonably estimated by Landlord from time to time provided that Landlord shall have given Tenant written notice of such Operating Costs Excess payment at least ten (10) days prior to first day of any calendar month for which Tenant shall be obligated to make such reimbursement, which notice shall set forth the manner of computation. If, at the expiration of the year in respect of which monthly installments of Operating Costs Excess shall have been made as aforesaid, the total of such monthly remittances is greater than the actual Operating Costs Excess for such year, Landlord shall promptly pay to Tenant, or credit against the next accruing payments to be make by Tenant pursuant to this subsection 4.2.3, the difference; if the total of such remittances is less than the Operating Costs Excess for such year, Tenant shall pay the difference to Landlord within twenty (20) days from the date Landlord shall furnish to Tenant an itemized statement of the Operating Costs Excess, prepared, allocated and computed in accordance with generally accepted accounting principles. Any reimbursement for Operating Costs Excess due and payable by Tenant with respect to periods of less than twelve (12) months shall be equitably prorated. Within ninety (90) days of receipt of said itemized statement of Operating Costs Excess, Tenant, at its expense, shall have the right during customary business hours and upon reasonable notice to Landlord, to inspect Landlord's books and records relating to Operating Costs for the prior year. Tenant's review shall be conducted in a manner so as not to unreasonably interfere with the conduct of Landlord's business. If Tenant determines that errors are contained in such books and records which have resulted in overpayments from Tenant to Landlord for Additional Rent, then Tenant shall give Landlord written notice of such errors, and such overpayments shall, at Tenant's sole discretion, either be paid to Tenant or applied as a credit to the next due installment to be paid by Tenant pursuant to this subsection 4.2.3.

            The term "Operating Costs" shall mean all costs and expenses incurred for the operation, cleaning, maintenance, repair and upkeep of the Property, including, without limitation, all costs of maintaining and repairing the Property (including snow removal, landscaping and grounds maintenance, operation and maintenance of parking lots, sidewalks, walking paths, access roads and driveways, security (both before and after normal building hours), operation and repair of heating and ventilation equipment, elevators, lighting and any other Building equipment or systems) and of all repairs and replacements (other than repairs or replacements for which Landlord has received full reimbursement from contractors, other tenants of the Building or from others) necessary to keep the Property in good working order, repair, appearance and condition; all costs, including material and equipment costs, for cleaning and janitorial services to the Building (including window cleaning of the Building); all costs of any reasonable insurance carried by Landlord relating to the Property; all costs related to provision of water (including sewer charges) pursuant to Section 5.1.3 herein; payments under all service contracts relating to the foregoing; all compensation, fringe benefits, payroll taxes and workmen's compensation insurance premiums related thereto with respect to the proportionate share of any part-time on-site employees of Landlord or its affiliates engaged in security and maintenance of the Property; attorneys' fees and disbursements (exclusive of any such fees and disbursements incurred in connection with the preparation of leases, and negotiations or disputes with present, former or prospective tenants or occupants of the Building) and reasonable auditing and other professional fees and expenses; and a reasonable management fee consistent with management fees charged to manage similar buildings in the Boston/North Shore area.

            There shall not be included in such Operating Costs brokerage fees (including rental fees) related to the operation of the Building; interest and depreciation charges incurred on the Property; any repairs, work, costs or the like solely for individual tenants; ground rents payable by Landlord; and expenses for services not offered to Tenant.

            If, during the term of this Lease, Landlord shall replace any capital items or make any capital expenditures the purpose of which is to reduce Operating Costs or to comply with any laws not in effect on the Commencement Date (collectively called "capital expenditures"), the total amount of which is not properly included in Operating Costs for the calendar year in which they were made, there shall nevertheless be included in Operating Costs for each calendar year in which and after such capital expenditure is made the annual charge-off of such capital expenditure. (Annual charge-off shall be determined by (i) dividing the original cost of the capital expenditure by the number of years of useful life thereof [The useful life shall be reasonably determined by Landlord in accordance with generally accepted accounting principles and practices in effect at the time of acquisition of the capital item.]; and (ii) adding to such quotient an interest factor computed on the unamortized balance of such capital expenditure based upon an interest rate then being charged to Landlord by lender(s) or as charged by institutional lenders on like properties in the area. Provided, further, that if Landlord reasonably concludes on the basis of engineering estimates that a particular capital expenditure will effect savings in Operating Costs and that such annual projected savings will exceed the annual charge-off of capital expenditure computed as aforesaid, then and in such events, the annual charge-off shall be determined by dividing the amount of such capital expenditure by the number of years over which the projected amount of such savings shall fully amortize the cost of such capital item or the amount of such capital expenditure; and by adding the interest factor, as aforesaid.

            If during any portion of any year for which Operating Costs are being computed, the Building was not fully occupied by tenants or if Landlord was not supplying all tenants with the services being supplied hereunder, that portion of actual Operating Costs which vary according to the Building's occupancy shall be reasonably extrapolated by Landlord to the estimated Operating Costs that would have been incurred if the Building were fully occupied by tenants or if such services were being supplied to all tenants, and such extrapolated amount shall, for the purposes of this Section 4.2.3, be deemed to be the Operating Costs for such year. Landlord represents that the Operating Costs for the Base Year were similarly calculated.

            Notwithstanding the foregoing, the following items shall be excluded from Operating Costs:

            1. Expense incurred by Landlord in connection with services or other benefits of a type which are not building standard services or benefits provided to tenants generally, but which are provided only to specific tenants;

            2. Salaries of officers and executives of Landlord not connected with the operation of the Property;

            3. All costs related to the preparation of any portion of the Building solely for occupancy by a tenant or other occupant;

            4. Any cost incurred by the negligent acts or omissions of Landlord, its agents and employees;

            5. Advertising and promotional expenses associated with the marketing of vacant space in the Building;

            6. Cost and expenses incurred by Landlord in connection with the repair of damage to the Building or Property caused by fire or other casualty, insured or required to be insured against hereunder;

            7. Overhead and profit increment paid to subsidiaries or affiliates of Landlord for services to the Building, to the extent that such overhead and profit increment exceeds the amount of such increment that would be included in the cost for such services if such services were rendered at competitive rates by unaffiliated persons or entities of similar skill, competence and experience;

            8. The cost of correcting defects in the initial construction of the Building; and

            9. Insurance premiums to the extent any unusual tenant activity causes the Landlord's existing insurance premiums to increase or requires the Landlord to purchase additional insurance, but only to the extent such additional cost can be identified by the insurer.

      4.2.4 Insurance. Tenant shall, at its expense, as Additional Rent, take out and maintain throughout the term the following insurance protecting Landlord:

            4.2.4.1 Comprehensive liability insurance naming Landlord, Tenant, and Landlord's managing agent and any mortgagee of which Tenant has been given written notice as insureds or additional insureds and indemnifying the parties so named against all claims and demands for death or any injury to person or damage to property which may be claimed to have occurred on the Premises, (or the Property, insofar as used by customers, employees, servants or invitees of the Tenant), in amounts which shall, at the beginning of the term, be at least equal to the limits set forth in Section 1.1, and, which, from time to time during the term, shall be for such higher limits, if any, as are customarily carried in the area in which the Premises are located on property similar to the Premises and used for similar purposes; and workmen's compensation insurance with statutory limits covering all of Tenant's employees working on the Premises.

            4.2.4.2 Fire insurance with the usual extended coverage endorsements covering all Tenant's furniture, furnishings, fixtures and equipment, including, but not limited to, the Roof Equipment (as defined in Section 10.9 below) and the Generator (as defined in Section 10.10 below).

            4.2.4.3 All such policies shall be obtained from responsible companies qualified to do business and in good standing in Massachusetts, which companies and the amount of insurance allocated thereto shall be subject to Landlord's approval which approval shall not be unreasonably withheld. Tenant agrees to furnish Landlord with certificates evidencing all such insurance prior to the beginning of the term hereof and evidencing renewal thereof at least thirty (30) days prior to the expiration of any such policy. Each such policy shall be non-cancelable with respect to the interest of Landlord without at least ten (10) days' prior written notice thereto. In the event provision for any such insurance is to be by a blanket insurance policy, the policy shall allocate a specific and sufficient amount of coverage to the Premises.

            4.2.4.4 All insurance which is carried by either party with respect to the Building, Premises or to furniture, furnishings, fixtures, or equipment therein or alterations or improvements thereto, whether or not required, shall include provisions which either designate the other party as one of the insured or deny to the insurer acquisition by subrogation of rights of recovery against the other party to the extent such rights have been waived by the insured party prior to occurrence of loss or injury, insofar as, and to the extent that, such provisions may be effective without making it impossible to obtain insurance coverage from responsible companies qualified to do business in the state in which the Premises are located (even though extra premium may result therefrom). In the event that extra premium is payable by either party as a result of this provision, the other party shall reimburse the party paying such premium the amount of such extra premium. If at the request of one party, this non-subrogation provision is waived, then the obligation of reimbursement shall cease for such period of time as such waiver shall be effective, but nothing contained in this subsection shall derogate from or otherwise affect releases elsewhere herein contained of either party for claims. Each party shall be entitled to have certificates of any policies containing such provisions. Each party hereby waives all rights of recovery against the other for loss or injury against which the waiving party is protected by insurance containing said provisions, reserving, however, any rights with respect to any excess of loss or injury over the amount recovered by such insurance.

      4.2.5 Utilities. Tenant shall pay all charges made by public authority or utility for the cost of electricity and heat furnished or consumed on the Premises, all charges for any utilities supplied by Landlord pursuant to Subsections 5.1.1 and 5.1.3 which are separately metered, and all charges for telephone and other utilities or services not supplied by Landlord pursuant to Subsections 5.1.1 and 5.1.3, whether designated as a charge, tax, assessment, fee or otherwise, all such charges to be paid as the same from time to time become due. Except as otherwise provided in Article 5, it is understood and agreed that Tenant shall make its own arrangements for the installation or provision of all such utilities and that Landlord shall be under no obligation to furnish any utilities to the Premises and shall not be liable for any interruption or failure in the supply of any such utilities to the Premises.

4.3 Late Payment of Rent. If any installment of rent is paid after the date the same was due, and if on a prior occasion in the twelve (12) month period prior to the date such installment was due an installment of rent was paid after the same was due, then Tenant shall pay Landlord a late payment fee equal to five (5%) percent of the overdue payment.

4.4 Security and Restoration Deposit. Upon the execution of this Lease, Tenant shall deposit with Landlord the Security and Restoration Deposit, which Landlord shall deposit in its name in an interest-bearing account. Said deposit shall be held by Landlord as security for the faithful performance by Tenant of all the terms of this Lease by said Tenant to be observed and performed. The security deposit shall not be mortgaged, assigned, transferred or encumbered by Tenant without the written consent of Landlord and any such act on the part of Tenant shall be without force and effect and shall not be binding upon Landlord.

      If the Fixed Rent or Additional Rent payable hereunder shall be overdue and unpaid following the expiration of all applicable notice and cure periods or should Landlord make payments on behalf of the Tenant as permitted hereunder, or Tenant shall fail to perform any of the terms of this Lease after the expiration of all applicable notice and cure periods, then Landlord may, at its option and without prejudice to any other remedy which Landlord may have on account thereof, appropriate and apply said entire deposit or so much thereof as may be necessary to compensate Landlord toward the payment of Fixed Rent, Additional Rent or other sums or loss or damage sustained by Landlord due to such breach on the part of Tenant; and Tenant shall forthwith upon demand restore said security to the original sum deposited. Should Tenant comply with all of said terms and promptly pay all of the rentals as they fall due and all other sums payable by Tenant to Landlord, said deposit and any interest earned thereon shall be returned in full to Tenant at the end of the term.

      In the event of bankruptcy or other creditor-debtor proceedings against Tenant, all securities shall be deemed to be applied first to the payment of rent and other charges due Landlord for all periods prior to the filing of such proceedings.

                                    ARTICLE 5

                              Landlord's Covenants

5.1   Affirmative Covenants. Landlord covenants with Tenant:

      5.1.1 HVAC. To furnish heating, air conditioning and ventilation ("HVAC") to the Premises, separately metered and at the direct expense of Tenant as hereinabove provided, (reserving the right, at any time, to change energy or heat sources to a reasonably comparable source) sufficient to maintain the Premises at comfortable temperatures (subject to all federal, state, and local regulations relating to the provision of heat), on a 24 hour per day 365 day per year basis, provided, however, that with respect to HVAC furnished to the Premises outside normal business hours for the Building, Tenant shall pay therefor such reasonable charges as may from time to time be established by Landlord and be in effect to cover Landlord's incremental costs in providing such service outside normal business hours for the Building.

      5.1.2 Electricity. To furnish to the Premises, separately metered and at the direct expense of Tenant as hereinabove provided, electricity reasonably adequate for Tenant's Permitted Uses. If Tenant shall require electricity in excess of reasonable quantities for Tenant's Permitted Uses and if (i) in Landlord's reasonable judgment, Landlord's facilities are inadequate for such excess requirements, or (ii) such excess use shall result in an additional burden on the Building utilities systems and additional cost to Landlord on account thereof, as the case may be, (a) Tenant shall, within thirty
            (30) days after request, reimburse Landlord for such additional cost, as aforesaid, or (b) Landlord, upon written request, and at the sole cost and expense of Tenant, will furnish and install such additional wire, conduits, feeders, switchboards and appurtenances as reasonably may be required to supply such additional requirements of Tenant (if electricity therefor is then available to Landlord), provided that the same shall be permitted by applicable laws and insurance regulations and shall not cause permanent damage or injury to the Building or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations or repairs.

      5.1.3 Cleaning; Water. To provide daily cleaning for the common areas and to furnish water for ordinary cleaning, lavatory and toilet facilities.

      5.1.4 Fire Alarm and Security. To maintain fire alarm systems within the Building and to provide security for the Building, including providing a security guard in the Building from the hours of 4 p.m. to 12 midnight Monday through Friday.

      5.1.5 Repairs. Except as otherwise expressly provided herein, to make such repairs and replacements to the roof, exterior walls, floor slabs and other structural components of the Building, and to the common areas, facilities and plumbing, electrical, heating, air conditioning and ventilating systems of the Building, as may be necessary to keep them in good repair and condition (exclusive of equipment installed by Tenant and except for those repairs required to be made by Tenant pursuant to Section 6.1.3 hereof and repairs or replacements occasioned by any act or negligence of Tenant, its agents, servants, employees or contractors).

      5.1.6 Signs. Landlord agrees to list Tenant's name in the lobby building directory and on the entrance to the Premises.

5.2 Interruption. Landlord shall have no responsibility or liability for failure or interruption of any of the above-described services, repairs or replacements caused by breakage, accident, strikes, repairs, inability to obtain supplies, labor or materials, or for any other causes beyond the control of the Landlord, and in no event for any indirect or consequential damages to Tenant; and failure or omission on the part of the Landlord to furnish any of same for any of the reasons set forth in this paragraph shall not be construed as an eviction of Tenant, actual or constructive, nor entitle Tenant to an abatement of rent, nor render the Landlord liable in damages, nor release Tenant from prompt fulfillment of any of its covenants under this Lease, provided, however, that Landlord shall use reasonable efforts to restore any such services.

5.3 Outside Services. In the event Tenant wishes to provide outside services for the Premises over and above those services to be provided by Landlord as set forth herein, Tenant shall first obtain the prior written approval of Landlord for the installation and/or utilization of such services which approval shall not be unreasonably withheld. ("Outside services" shall include, but shall not be limited to, cleaning services, television, so-called "canned music" services, security services, catering services and the like.) In the event Landlord approves the installation and/or utilization of such services, such installation and utilization shall be at Tenant's sole cost, risk and expense.

5.4 Hazardous Materials. Landlord shall indemnify and save Tenant harmless from all claims, liability, loss or damage which may at any time be incurred by Tenant arising on account of a release or threatened release at, on or under the Property as of the date of this Lease, including, without limitation, liability under any federal state or local laws, requirements and regulations; provided, however, this indemnity shall not apply in the event Tenant uses or disposes at, on or under the Property hazardous wastes, hazardous materials or oil which is the subject of such claim, liability, loss or damage. Tenant acknowledges that the use of the Property is subject to the Notice of Activity and Use Limitation dated January 28, 1997 and recorded at the Essex South District Registry of Deeds in Book 13949, Page 443, a copy of which is attached as Exhibit F to this Lease.

                                    ARTICLE 6

                          Tenant's Additional Covenants

6.1 Affirmative Covenants. Tenant covenants at all times during the term and for such further time (prior or subsequent thereto) as Tenant occupies the Premises or any part thereof:

      6.1.1 Perform Obligations. To perform promptly all of the obligations of Tenant set forth in this Lease; and to pay when due the Base Rent and Additional Rent and all charges, rates and other sums which by the terms of this Lease are to be paid by Tenant.

      6.1.2 Use. To use the Premises only for the Permitted Uses, and from time to time to procure all licenses and permits necessary therefor, at Tenant's sole expense. With respect to any licenses or permits for which Tenant may apply, pursuant to this subsection 6.1.2 or any other provision hereof, Tenant shall furnish Landlord with copies of applications therefor on or before their submission to the governmental authority.

      6.1.3 Repair and Maintenance. To maintain the Premises in clean and neat order and condition, to perform all cleaning for the Premises, and to perform all routine and ordinary repairs to the Premises and to any plumbing, heating, electrical, and ventilating systems located within and serving the Premises exclusively, and to the Roof Equipment as defined in Section 10.9 below, as such are necessary to keep them in good working order, appearance and condition, as the case may require, reasonable use and wear thereof and damage by fire or by casualty and taking by eminent domain only excepted; to keep all glass in windows and doors of the Premises (except glass in the exterior walls of the Building) whole and in good condition with glass of the same quality as that injured or broken; and to make as and when needed as a result of misuse by, or neglect or improper conduct of Tenant or Tenant's servants, employees, agents, invitees or licensees or otherwise, all repairs necessary, which repairs and replacements shall be in quality and class equal to the original work. (Landlord, upon default of Tenant hereunder beyond all applicable notice and cure periods, may elect, at the expense of Tenant, to perform all such cleaning and maintenance and to make any such repairs or to repair any damage or injury to the Building or the Premises caused by moving property of Tenant in or out of the Building, or by installation or removal of furniture or other property, or by misuse by, or neglect, or improper conduct of, Tenant or Tenant's servants, employees, agents, contractors, customers, patrons, invitees, or licensees.)

      6.1.4 Compliance with Law. To make all repairs, alterations, additions or replacements to the Premises required by any law or ordinance or any order or regulation of any public authority; to keep the Premises equipped with all safety appliances so required; and to comply with the orders and regulations of all governmental authorities with respect to zoning, building, fire, health and other codes, regulations, ordinances or laws applicable to the Premises, the Roof Equipment and the Generator, except that Tenant may defer compliance so long as the validity of any such law, ordinance, order or regulations shall be contested by Tenant in good faith and by appropriate legal proceedings, if Tenant first gives Landlord appropriate assurance or security against any loss, cost or expense on account thereof. Notwithstanding anything to the contrary herein contained, Tenant shall not be required to make any changes to the structural components of the Building or to the Building systems unless required by Tenant's particular use of the Premises.

      6.1.5 Indemnification. To save Landlord harmless, and to exonerate and indemnify Landlord from and against any and all claims, liabilities or penalties asserted by or on behalf of any person, firm, corporation or public authority on account of injury, death, damage or loss to person or property in or upon the Premises arising out of the use or occupancy of the Premises by Tenant or by any person claiming by, through or under Tenant (including, without limitation, all patrons, employees and customers of Tenant), or arising out of any delivery to or service supplied to the Premises, or on account of or based upon anything whatsoever done on the Premises, except if the same was caused by the negligence, fault or willful misconduct of Landlord, its agents, servants or employees. In respect of all of the foregoing, Tenant shall indemnify Landlord from and against all reasonable costs, expenses (including reasonable attorneys' fees), and liabilities incurred in or in connection with any such claim, action or proceeding brought thereon; and, in case of any action or proceeding brought against Landlord by reason of any such claim, Tenant, upon notice from Landlord and at Tenant's expense, shall resist or defend such action or proceeding and employ counsel therefor reasonably satisfactory to Landlord.

      6.1.6 Landlord's Right to Enter. To permit Landlord and its agents to enter into and examine the Premises at reasonable times and upon reasonable notice (except in an emergency) and to show the Premises, and to make repairs to the Premises, and, during the last six (6) months prior to the expiration of this Lease, to keep affixed in suitable places notices of availability of the Premises.

      6.1.7 Personal Property at Tenant's Risk. All of the furnishings, fixtures, equipment (including, but not limited to, the Roof Equipment and the Generator), effects and property of every kind, nature and description of Tenant and of all persons claiming by, through or under Tenant which, during the continuance of this Lease or any occupancy of the Premises by Tenant or anyone claiming under Tenant, may be on the Premises, shall be at the sole risk and hazard of Tenant and if the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise, or by the leakage or bursting of water pipes, steam pipes, or other pipes, by theft or from any other cause, no part of said loss or damage is to be charged to or to be borne by Landlord, except that Landlord shall in no event be indemnified or held harmless or exonerated from any liability to Tenant or to any other person, for any injury, loss, damage or liability to the extent prohibited by law.

      6.1.8 Payment of Landlord's Cost of Enforcement. To pay on demand Landlord's reasonable expenses, including reasonable attorneys' fees, incurred in enforcing any obligation of Tenant under this Lease or in curing any default by Tenant under this Lease as provided in Section 8.4.

      6.1.9 Yield Up. At the expiration of the term or earlier termination of this Lease: to surrender all keys to the Premises; to remove all of its trade fixtures and personal property in the Premises; and all Tenant's signs wherever located; to repair all damage caused by such removal and to yield up the Premises (including all installations and improvements made by Tenant), broom-clean and in the same good order and repair in which Tenant is obliged to keep and maintain the Premises by the provisions of this Lease excluding reasonable wear and tear, damage by casualty and taking by eminent domain. Any property not so removed shall be deemed abandoned and, if Landlord so elects, deemed to be Landlord's property, and may be retained or removed and disposed of by Landlord in such manner as Landlord shall determine and Tenant shall pay Landlord the entire cost and expense incurred by it in effecting such removal and disposition and in making any incidental repairs and replacements to the Premises necessary as a result of said removal. Tenant shall further indemnify Landlord against all loss, cost and damage resulting from Tenant's failure and delay in surrendering the Premises as above provided.

             If the Tenant remains in the Premises beyond the expiration or earlier termination of this Lease, such holding over shall be without right and shall not be deemed to create any tenancy, but the Tenant shall be a tenant at sufferance only at a daily rate of rent equal to two (2) times the rent and other charges in effect under this Lease as of the day prior to the date of expiration of this Lease.

      6.1.10 Rules and Regulations. To comply with the Rules and Regulations set forth in

             Exhibit D, and with all reasonable Rules and Regulations of general applicability to all tenants of the Building hereafter made by Landlord, of which Tenant has been given notice; Landlord shall not be liable to Tenant for the failure of other tenants of the Building to conform to such Rules and Regulations.

      6.1.11 Estoppel Certificate. Upon not less than fifteen (15) days' prior written request by Landlord, to execute, acknowledge and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect and that Tenant has no defenses, offsets or counterclaims against its obligations to pay the Fixed Rent and Additional Rent and any other charges and to perform its other covenants under this Lease (or, if there have been any modifications, that the Lease is in full force and effect as modified and stating the modifications and, if there are any defenses, offsets or counterclaims of which Tenant has actual knowledge, setting them forth in reasonable detail), and the dates to which the Base Rent and Additional Rent and other charges have been paid. Any such statement delivered pursuant to this subsection
             6.1.11 may be relied upon by any prospective purchaser or mortgagee of the Premises, or any prospective assignee of such mortgage. Tenant shall also deliver to Landlord such financial information as may be reasonably required by Landlord to be provided to any mortgagee or prospective purchaser of the Premises, provided that said information is kept confidential by said parties.

      6.1.12 Landlord's Expenses Re Consents. To reimburse Landlord promptly on demand for all reasonable legal expenses incurred by Landlord in connection with all requests by Tenant for consent or approval hereunder.

6.2 Negative Covenants. Tenant covenants at all times during the term and such further time (prior or subsequent thereto) as Tenant occupies the Premises or any part thereof:

      6.2.1 Assignment and Subletting. Not to assign, transfer, mortgage or pledge this Lease or to sublease (which term shall be deemed to include the granting of concessions and licenses and the like) all or any part of the Premises or suffer or permit this Lease or the leasehold estate hereby created or any other rights arising under this Lease to be assigned, transferred or encumbered, in whole or in part, whether voluntarily, involuntarily or by operation of law, or permit the occupancy of the Premises by anyone other than Tenant without the prior written consent of Landlord which consent shall not be unreasonably withheld or delayed provided that the assignee or subtenant shall use the Premises only for the Permitted Uses. In the event Tenant desires to assign this Lease or sublet any portion or all of the Premises, Tenant shall notify Landlord in writing of Tenant's intent to so assign this Lease or sublet the Premises and the proposed effective date of such subletting or assignment, and shall request in such notification that Landlord consent thereto. In the event that Tenant delivers a request to Landlord to sublease or assign more than twenty-five (25%) percent of the Premises in the aggregate, Landlord may terminate this lease in the case of a proposed assignment or subletting by giving written notice of termination to Tenant with such termination to be effective as of the effective date of such subletting or assignment. If Landlord does not so terminate, Landlord's consent shall not be unreasonably withheld to an assignment or subletting, provided that the assignee or subtenant shall use the Premises only for the Permitted Uses. Tenant shall, as Additional Rent, reimburse Landlord promptly for Landlord's reasonable legal expenses incurred in connection with any request by Tenant for such consent. If Landlord consents thereto, no such subletting or assignment shall in any way impair the continuing primary liability of Tenant hereunder, and no consent to any subletting or assignment in a particular instance shall be deemed to be a waiver of the obligation to obtain the Landlord's written approval in the case of any other subletting or assignment.

             Notwithstanding the provisions of the foregoing paragraph, Tenant may assign this Lease, or sublease all or any part of the Premises, to any party (an "Affiliate") which (i) wholly owns or controls Tenant, (ii) is wholly owned or controlled by Tenant, (iii) is under common ownership or control with Tenant, or (iv) into which or with which Tenant or any of the foregoing parties is merged, consolidated, or reorganized, or to which all or substantially all of Tenant's assets or any such other parties' assets are sold; without Landlord's prior consent, provided: (a) Landlord shall receive a copy of the executed transfer document promptly after execution, (b) Tenant shall remain liable under this Lease, and (c) the Transferee, if an assignment, shall expressly assume Tenant's obligations under this Lease.

             If for any assignment or sublease consented to by Landlord hereunder or to an Affiliate, Tenant receives rent or other consideration, either initially or over the term of the assignment or sublease, in excess of the rent called for hereunder, or in case of sublease of part, in excess of such rent fairly allocable to the part, after appropriate adjustments to assure that all other payments called for hereunder are appropriately taken into account and after deduction for reasonable expenses of Tenant in connection with the assignment or sublease, to pay to Landlord as additional rent fifty (50%) percent of the excess of each such payment of rent or other consideration received by Tenant promptly after its receipt.

      6.2.2 Nuisance. Not to injure, deface or otherwise harm the Premises; nor commit any nuisance; nor permit in the Premises any vending machine (except such as is used for the sale of merchandise to employees of Tenant) or inflammable fluids or chemicals (except such as are customarily used in connection with standard office equipment); nor permit any cooking to such extent as requires special exhaust venting; nor permit the emission of any objectionable noise or odor; nor make, allow or suffer any waste; nor make any use of the Premises which is improper, offensive or contrary to any law or ordinance or which will invalidate any of

             Landlord's insurance; nor conduct any auction, fire, "going out of business" or bankruptcy sales.

      6.2.3 Hazardous Wastes and Materials. Not to dispose of any hazardous wastes, hazardous materials or oil on the Premises or the Property, or into any of the plumbing, sewage, or drainage systems thereon, and to indemnify and save Landlord harmless from all claims, liability, loss or damage arising on account of Tenant's (including its agents, employees and contractors) use or disposal of hazardous wastes, hazardous materials or oil, in the Premises or on the Property, including, without limitation, liability under any federal, state, or local laws, requirements and regulations, or damage to any of the aforesaid systems. Tenant shall comply with all governmental reporting requirements with respect to hazardous wastes, hazardous materials and oil and shall deliver to Landlord copies of all reports filed with governmental authorities. Notwithstanding the foregoing, nothing herein contained shall prevent Tenant from using ordinary, consumer, household and office products, in small quantities, in the Premises.

      6.2.4 Floor Load, Heavy Equipment. Not to place a load upon any floor of the Premises exceeding the floor load per square foot area which such floor was designed to carry and which is allowed by law. Landlord reserves the right to prescribe the weight and position of all heavy business machines and equipment, including safes, which shall be placed so as to distribute the weight. Business machines and mechanical equipment which cause vibration or noise shall be placed and maintained by Tenant at Tenant's expense in settings sufficient to absorb and prevent vibration, noise and annoyance. Tenant shall not move any safe, heavy machinery, heavy equipment, freight or fixtures into or out of the Premises except in such manner and at such time as Landlord shall in each instance authorize.

      6.2.5 Installation, Alterations or Additions. Not to make any installations, alterations or additions in, to or on the Premises nor to permit the making of any holes in the walls, partitions, ceilings or floors without on each occasion obtaining the prior written consent of Landlord which consent shall not be unreasonably withheld, conditioned or delayed, provided such installations and alterations do not affect the mechanical or structural systems of the Building, and then only pursuant to plans and specifications approved by Landlord in advance in each instance; Tenant shall pay promptly when due the entire cost of any work to the Premises undertaken by Tenant so that the Premises shall at all times be free of liens for labor and materials. In any event, Tenant shall forthwith bond against or discharge any mechanics' liens or other encumbrances that may arise out of such work. Tenant shall procure all necessary licenses and permits at Tenant's sole expense before undertaking such work. All such work shall be done in a good and workmanlike manner employing materials of good quality and so as to conform with all applicable zoning, building, fire, health and other codes, regulations, ordinances and laws. Tenant shall save

             Landlord harmless and indemnified from all injury, loss, claims or damage to any person or property occasioned by or growing out of such work.

             Not to grant a security interest in, or to lease, any personal property being installed in the Premises (including, without limitation, demountable partitions) without first obtaining an agreement, for the benefit of Landlord, from the secured party or lessor that such property will be removed within twenty (20) business days after notice from Landlord of the expiration or earlier termination of this Lease and that a failure to so remove will subject such property to the provisions of subsection 6.1.9 of the Lease.

      6.2.6  Abandonment. Not to abandon or vacate the Premises during the term.

      6.2.7 Signs. Not without Landlord's prior written approval, which approval shall not be unreasonably withheld, to paint or place any signs or place any curtains, blinds, shades, awnings, aerials, or the like, visible from outside the Premises. Notwithstanding the foregoing, Landlord acknowledges that Tenant may ask permission to place shades, curtains and blinds that are not "building standard" in the windows and Landlord shall not unreasonably withhold its consent to any such request. Also, Tenant shall have the right to place a sign identifying Tenant on the exterior of the Premises in a location reasonably and mutually agreed upon between Landlord and Tenant. Any such sign shall comply with all local ordinances and shall be at Tenant's sole cost and expense.

      6.2.8 Parking and Storage. Not to permit any storage of materials outside of the Premises; nor to permit the use of the parking areas for either temporary or permanent storage of trucks; nor permit the use of the Premises for any use for which heavy trucking would be customary.

                                    ARTICLE 7

                               Casually or Taking

7.1 Termination. In the event that the Premises or the Building, or any material part thereof, shall be taken by any public authority or for any public use, or shall be destroyed or damaged by fire or casualty, or by the action of any public authority, then this Lease may be terminated at the election of Landlord. Such election, which may be made notwithstanding the fact that Landlord's entire interest may have been divested, shall be made by the giving of notice by Landlord to Tenant within sixty (60) days after the date of the taking or casualty. In the event that the Premises are destroyed or substantially damaged by fire or other casualty, or by the action of public authority and cannot reasonably be expected to be repaired or restored (or, in fact, are not restored) within one hundred eighty (180) days from the date of such casualty or taking, then this Lease may be terminated at the election of Tenant which notice shall be made after the giving of notice to the other party within thirty (30) days after the date of taking or casualty or within thirty (30) days after expiration of the said 180 day period.

7.2 Restoration If Landlord or Tenant does not elect to so terminate as set forth above, this Lease shall continue in force and a just proportion of the rent reserved, according to the nature and extent of the damages sustained by the Premises, shall be suspended or abated until the Premises, or what may remain thereof, shall be put by Landlord in proper condition for use, which Landlord covenants to do with reasonable diligence to the extent permitted by the net proceeds of insurance recovered or damages awarded for such taking, destruction or damage and subject to zoning and building laws or ordinances then in existence. "Net proceeds of insurance recovered or damages awarded" refers to the gross amount of such insurance or damages less the reasonable expenses of Landlord incurred in connection with the collection of the same, including without limitation, fees and expenses for legal and appraisal services.

7.3 Award. Irrespective of the form in which recovery maybe had by law, all rights to damages or compensation shall belong to Landlord in all cases; provided, however, that nothing contained herein shall prevent Tenant from applying for reimbursement from the condemning authority (if permitted by law and if such reimbursement will not otherwise reduce Landlord's award) only for moving expenses, or removal of trade fixtures or equipment, or loss of business goodwill. Tenant hereby grants to Landlord all of Tenant's rights to such damages and covenants to deliver such further assignments thereof as Landlord may from time to time request.

                                    ARTICLE 8

                                    Defaults

8.1 Events of Default. (a) If Tenant shall default in the performance of any of its obligations to pay the Fixed Rent or Additional Rent hereunder and if such default shall continue for ten (10) days after written notice from Landlord designating such default or if within thirty (30) days after written notice from Landlord to Tenant specifying any other default or defaults Tenant has not commenced diligently to correct the default or defaults so specified or has not thereafter diligently pursued such correction to completion, or (b) if any assignment shall be made by Tenant or any guarantor of Tenant for the benefit of creditors, or (c) if Tenant's leasehold interest shall be taken on execution, or (d) if a lien or other involuntary encumbrance is filed against Tenant's leasehold interest or Tenant's other property, including said leasehold interest, and is not discharged within ten (10) days thereafter, or (e) if a petition is filed by Tenant or any guarantor of Tenant for liquidation, or for reorganization or an arrangement under any provision of any bankruptcy law or code as then in force and effect, or (f) if an involuntary petition under any of the provisions of any bankruptcy law or code is filed against Tenant or any guarantor of Tenant and such involuntary petition is not dismissed within thirty (30) days thereafter, then, and in any of such cases, Landlord and the agents and servants of Landlord lawfully may, in addition to and not in derogation of any remedies for any preceding breach of covenant, immediately or at any time thereafter without demand or notice and with or without process of law enter into and upon the Premises or any part thereof in the name of the whole or mail a notice of termination addressed to Tenant, and repossess the same as of Landlord's former estate and expel Tenant and those claiming through or under Tenant and remove its and their effects without being deemed guilty of any manner of trespass and without prejudice to any remedies which might otherwise be used for arrears of rent or prior breach of covenants, and upon such entry or mailing as aforesaid this Lease shall terminate, Tenant hereby waiving all statutory rights to the Premises (including without limitation rights of redemption, if any, to the extent such rights may be lawfully waived) and Landlord, without notice to Tenant, may store Tenant's effects, and those of any person claiming through or under Tenant, at the expense and risk of Tenant, and, if Landlord so elects, may sell such effects at public auction or private sale and apply the net proceeds to the payment of all sums due to Landlord from Tenant, if any, and pay over the balance, if any, to Tenant.

8.2 Remedies. In the event that this Lease is terminated under any of the provisions contained in Section 8.1 or shall be otherwise terminated for breach of any obligation of Tenant, Tenant covenants to pay forthwith to Landlord, as compensation, the excess of the total rent reserved for the residue of the term over the rental value of the Premises for said residue of the term. In calculating the rent reserved there shall be included, in addition to the Fixed Rent and Additional Rent, the value of all other considerations agreed to be paid or performed by Tenant for said residue. Tenant further covenants as additional and cumulative obligations after any such termination, to pay punctually to Landlord all the sums and to perform all the obligations which Tenant covenants in this Lease to pay and to perform in the same manner and to the same extent and at the same time as if this Lease had not been terminated. In calculating the amounts to be paid by Tenant pursuant to the next preceding sentence Tenant shall be credited with any amount paid to Landlord as compensation as in this
      Section 8.2 provided and also with the net proceeds of any rent obtained by Landlord by reletting the Premises, after deducting all Landlord's reasonable expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, fees for legal services and expenses of preparing the Premises for such reletting, it being agreed by Tenant that Landlord may (i) relet the Premises or any part or parts thereof, for a term or terms which may at Landlord's option be equal to or less than or exceed the period which would otherwise have constituted the balance of the term and may grant such concessions and free rent as Landlord in its sole judgment considers advisable or necessary to relet the same and (ii) make such alterations, repairs and decorations in the Premises as Landlord in its sole judgment considers advisable or necessary to relet the same, and no action of Landlord in accordance with the foregoing or failure to relet or to collect rent under reletting shall operate or be construed to release or reduce Tenant's liability as aforesaid.

      In lieu of any other damages or indemnity and in lieu of full recovery by Landlord of all sums payable under all the foregoing provisions of this
      Section 8.2 and prior to the last twelve (12) months of the Term hereof, Landlord may by written notice to Tenant, at any time after this Lease is terminated under any of the provisions contained in Section 8.1 or is otherwise terminated for breach of any obligation of Tenant and before such full recovery, elect to recover, and Tenant shall thereupon pay, as liquidated damages, an amount equal to the aggregate of the Fixed Rent and Additional Rent accrued in the twelve (12) months ended next prior to such termination plus the amount of rent of any kind accrued and unpaid at the time of termination and less the amount of any recovery by Landlord under the foregoing provisions of this Section 8.2 up to the time of payment of such liquidated damages. Nothing contained in this Lease shall, however, limit or prejudice the right of Landlord to prove for and obtain in proceedings for bankruptcy or insolvency by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater than, equal to, or less than the amount of the loss or damages referred to above.

8.3 Remedies Cumulative. Any and all rights and remedies which Landlord may have under this Lease, and at law and equity, shall be cumulative and shall not be deemed inconsistent with each other, and any two or more of all such rights and remedies may be exercised at the same time insofar as permitted by law.

8.4 Landlord's Right to Cure Defaults. Landlord may, but shall not be obligated to, cure, at any time, without notice, any default by Tenant under this Lease; and whenever Landlord so elects, all costs and expenses incurred by Landlord, including reasonable attorneys' fees, in curing a default shall be paid, as Additional Rent, by Tenant to Landlord on demand, together with lawful interest thereon from the date of payment by Landlord to the date of payment by Tenant.

8.5 Effect of Waivers of Default. Any consent or permission by Landlord to any act or omission which otherwise would be a breach of any covenant or condition herein, shall not in any way be held or construed (unless expressly so declared) to operate so as to impair the continuing obligation of any covenant or condition herein, or otherwise, except as to the specific instance, operate to permit similar acts or omissions.

8.6 No Waiver, etc. The failure of Landlord to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease shall not be deemed a waiver of such violation nor prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of rent with knowledge of the breach of any covenant of this Lease shall not be deemed to have been a waiver of such breach by Landlord. No consent or waiver, express or implied, by Landlord to or of any breach of any agreement or duty shall be construed as a waiver or consent to or of any other breach of the same or any other agreement or duty.

8.7 No Accord and Satisfaction. No acceptance by Landlord of a lesser sum than the Fixed Rent, Additional Rent or any other charge then due shall be deemed to be other than on account of the earliest installment of such rent or charge due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent or other charge be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or pursue any other remedy in this Lease provided.

                                    ARTICLE 9

                           Rights of Mortgage Holders

9.1 Rights of Mortgage Holders. The word "mortgage" as used herein includes mortgages, deeds of trust or other similar instruments evidencing other voluntary liens or encumbrances, and modifications, consolidations, extensions, renewals, replacements and substitutes thereof. The word "holder" shall mean a mortgagee, and any subsequent holder or holders of a mortgage. Until the holder of a mortgage shall enter and take possession of the Property for the purpose of foreclosure, such holder shall have only such rights of Landlord as are necessary to preserve the integrity of this Lease as security. Upon entry and taking possession of the Property for the purpose of foreclosure, such holder shall have all the rights and obligations of Landlord. No such holder of a mortgage shall be liable either as mortgagee or as assignee, to perform, or be liable in damages for failure to perform, any of the obligations of Landlord unless and until such holder shall enter and take possession of the Property. Upon such entry and taking possession, such holder shall be liable to perform all of the obligations of Landlord, subject to and with the benefit of the provisions of Section 10.4, provided that an abandonment of such possession shall be deemed a conveyance under said provisions to the owner of the equity of the Property.

      Tenant agrees on request of Landlord to execute and deliver from time to time any agreement which may be necessary to implement the provisions of this Section 9.1.

9.2 Lease Superior or Subordinate to Mortgages. It is agreed that the rights and interest of Tenant under this Lease shall be (i) subject or subordinate to any present or future mortgage or mortgages and to any and all advances to be made thereunder, and to the interest of the holder thereof in the Premises or any property of which the Premises are a part if Landlord shall elect by notice to Tenant to subject or subordinate the rights and interest of Tenant under this Lease to such mortgage or (ii) prior to any present or future mortgage or mortgages, if Landlord shall elect, by notice to Tenant, to give the rights and interest of Tenant under this Lease priority to such mortgage; in the event of either of such elections and upon written notification by Landlord to that effect, the rights and interest of Tenant under this Lease should be deemed to be subordinate to, or have priority over, as the case may be, said mortgage or mortgages, irrespective of the time of execution or time of recording of any such mortgage or mortgages (provided that, in the case of subordination of this Lease to any future mortgages, the holder thereof agrees not to disturb the possession of Tenant so long as Tenant is not in default beyond any applicable notice, grace and cure periods hereunder). Tenant agrees it will, upon request of Landlord, execute, acknowledge and deliver any and all instruments deemed by Landlord reasonably necessary or desirable to give effect to or notice of such subordination or priority. Tenant also agrees that if it shall fail at any time to execute, acknowledge and deliver any such instrument requested by Landlord, Landlord may, in addition to any other remedies available to it, execute, acknowledge and deliver such instrument as the attorney-in-fact of Tenant and in Tenant's name; and Tenant does hereby make, constitute and irrevocably appoint Landlord as its attorney-in-fact, coupled with an interest with full power of substitution, and in its name, place and stead so to do. Any Mortgage to which this Lease shall be subordinated may contain such terms, provisions and conditions as the holder reasonably deems usual or customary. Notwithstanding anything to the contrary herein contained, Tenant's interest in this Lease shall not be subordinate to any mortgage executed after the date hereof unless such mortgagee delivers a non-disturbance agreement in form reasonably acceptable to Tenant. Landlord agrees to request a non-disturbance agreement from the holder of any mortgage executed prior to the date hereof.

                                   ARTICLE 10

                            Miscellaneous Provisions

10.1 Notices from One Party to the Other. All notices required or permitted hereunder shall be in writing and addressed, if to the Tenant, at the Original Notice Address of Tenant or such other address as Tenant shall have last designated by notice in writing to Landlord and, if to Landlord, at the Original Notice Address of Landlord or such other address as Landlord shall have last designated by notice in writing to Tenant. Any notice shall be deemed duly given when mailed to such address postage prepaid, by registered or certified mail, return receipt requested, or when delivered to such address by hand.

10.2 Quiet Enjoyment. Landlord agrees that upon Tenant's paying the rent and performing and observing the agreements, conditions and other provisions on its part to be performed and observed, Tenant shall and may peaceably and quietly have, hold and enjoy the Premises during the term hereof without any manner of hindrance or molestation from Landlord or anyone claiming under Landlord, subject, however, to the terms of this Lease.


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

10.3 Lease not to be Recorded. Tenant agrees that it will not record this Lease. Both parties shall, upon the request of either, execute and deliver a notice or short form of this Lease in such form, if any, as may be permitted by applicable statute.

10.4 Limitation of Landlord's Liability. The term "Landlord" as used in this Lease, so far as covenants or obligations to be performed by Landlord are concerned, shall be limited to mean and include only the owner or owners at the time in question of the Property, and in the event of any transfer or transfers of title to said property, the Landlord (and in case of any subsequent transfers or conveyances, the then grantor) shall be concurrently freed and relieved from and after the date of such transfer or conveyance, without any further instrument or agreement of all liability as respects the performance of any covenants or obligations on the part of the Landlord contained in this Lease thereafter to be performed, it being intended hereby that the covenants and obligations contained in this Lease on the part of Landlord, shall, subject as aforesaid, be binding on the Landlord, its successors and assigns, only during and in respect of their respective successive periods of ownership of said leasehold interest or fee, as the case may be. Tenant, its successors and assigns, shall not assert nor seek to enforce any claim for breach of this Lease against any of Landlord's assets other than Landlord's interest in the Property and in the rents, issues and profits thereof and any condemnation awards or insurance proceeds relating to the foregoing, and Tenant agrees to look solely to such interest for the satisfaction of any liability or claim against Landlord under this Lease, it being specifically agreed that in no event whatsoever shall Landlord (which term shall include, without limitation, any general or limited partner, trustees, beneficiaries, officers, directors, or stockholders of Landlord) ever be personally liable for any such liability. This paragraph shall not limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or to take any other action which shall not involve the personal liability of Landlord or for monetary damages from Landlord's assets other than as provided for herein.

10.5 Acts of God. In any case where either party hereto is required to do any act, delays caused by or resulting from Acts of God, war, civil commotion, fire, flood or other casualty, labor difficulties, shortages of labor, materials or equipment, government regulations, unusually severe weather, or other causes beyond such party's reasonable control shall not be counted in determining the time during which work shall be completed, whether such time be designated by a fixed date, a fixed time or a "reasonable time," and such time shall be deemed to be extended by the period of such delay.

10.6 Landlord's Default. Landlord shall not be deemed to be in default in the performance of any of its obligations hereunder unless it shall fail to perform such obligations and such failure shall continue for a period of thirty (30) days or such additional time as is reasonably required to correct any such default after written notice has been given by Tenant to Landlord specifying the nature of Landlord's alleged default. Landlord shall not be liable in any event for incidental or consequential damages to Tenant by reason of Landlord's default, whether or not notice is given. Tenant shall have no right for any default by


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

      Landlord hereunder to offset or counterclaim against any rent due hereunder.

10.7 Brokerage. Each party warrants and represents to the other that it has dealt with no broker in connection with the consummation of this Lease, other than the Broker, and in the event of any brokerage claims, other than by the Broker, against one party predicated upon prior dealings with the other party, the first party agrees to defend the same and indemnify and hold the other party harmless against any such claim.

10.8 Applicable Law and Construction. This Lease shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts and, if any provisions of this Lease shall to any extent be invalid, the remainder of this Lease shall not be affected thereby. There are no oral or written agreements between Landlord and Tenant affecting this Lease. This Lease may be amended, and the provisions hereof may be waived or modified, only by instruments in writing executed by Landlord and Tenant. The titles of the several Articles and Sections contained herein are for convenience only and shall not be considered in construing this Lease. Unless repugnant to the context, the words "Landlord" and "Tenant" appearing in this Lease shall be construed to mean those named above and their respective heirs, executors, administrators, successors and assigns, and those claiming through or under them respectively. If there be more than one tenant, the obligations imposed by this Lease upon Tenant shall be joint and several.

10.9 Roof Equipment. Landlord hereby agrees that Tenant, at its sole cost and expense, shall be permitted, to install, maintain, and from time to time replace, telecommunications and supplemental HVAC equipment on the roof of the Building (hereinafter, collectively, the "Roof Equipment"), provided that (i) prior to such installation Tenant obtains Landlord's approval of the location(s) for the proposed Roof Equipment (provided that Landlord's approval shall not be required for the supplemental HVAC equipment if located in the area shown as "Supplemental HVAC Equipment Location" on the plan attached hereto as Exhibit D) which approval shall not be unreasonably withheld; (ii) the Roof Equipment is not visible from the ground around the Building; (iii) Tenant will, at its sole cost and expense, comply with all governmental rules and regulations and the conditions of any bond or warranty maintained by Landlord for the roof, and (iv) Landlord and its authorized representatives and contractors shall be permitted to supervise any roof penetration. Tenant shall promptly repair any damage to the Building caused by or as a result of Tenant's installation, maintenance, replacement, use or removal of the Roof Equipment. The Roof Equipment shall remain the property of Tenant, and Tenant may remove the Roof Equipment at its sole cost at any time during the term of this Lease. In any event, Tenant shall remove the Roof Equipment at its sole cost upon the expiration or earlier termination of this Lease. In addition to any other indemnification provisions contained in this Lease, Tenant shall protect, defend, indemnify, and hold harmless Landlord from and against claims, damages, liabilities, costs and expenses of every kind and nature, including attorneys' fees, incurred by or asserted against Landlord arising out of Tenant's installation, maintenance, replacement, use or removal of the Roof Equipment. Tenant acknowledges


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

      that the rights granted hereunder are non-exclusive and Tenant agrees to install and maintain the Roof Equipment in such a manner as to insure and provide that the Tenant's rights hereunder do not conflict or cause interference with any Roof Equipment installed or maintained by any other tenant of the Property.

10.10 Generator: (A) Tenant shall have the right to install, maintain and operate a back-up generator at its sole cost and expense, in accordance with the provisions of Section 6.2.5 of this Lease, in the location shown on Exhibit D (the "Generator"). The Generator shall be installed (i) in accordance with all laws, regulations, ordinances, requirements and licenses applicable to such Generator and any appurtenances thereto; and
      (ii) in the manner and according to the plans and specifications provided in advance to Landlord for its review and approval, which approval shall not be unreasonably withheld. If such installation shall result in an increase in Landlord's insurance premiums for the Building or Property, Tenant shall be liable for the increase as additional rent hereunder.

      (B) Tenant agrees that upon the expiration or earlier termination of this Lease, Tenant shall, in accordance with subsection 6.1.9 hereof, remove the Generator, at Tenant's expense, and promptly repair and restore any damage to the Premises or the Building due to such removal. If the Generator is not so removed by Tenant upon the expiration of the term of this Lease, then it shall become the property of Landlord and Landlord shall remove the same and shall charge Tenant for the cost of removal, including costs, if any, associated with restoration of the Premises or Building due to such removal.

      (C) In addition to any other indemnification provisions of this Lease, Tenant will, and does hereby, indemnify, defend and save harmless Landlord (except to the extent resulting from Landlord's negligent or willful and malicious acts) from and against: (i) any and all claims, fees, demands, damages, expenses or losses by reason of any liens, orders, claims or charges resulting from any work done, or materials or supplies furnished, in connection with the fabrication, erection, installation, maintenance and operation of the Generator and (ii) any and all claims, costs, demands, expenses, fees or suits arising out of accidents, damage, injury or loss to any and all persons and property, or either whomsoever, or whatsoever resulting from or arising in connection with the installation, maintenance, operation and repair of the Generator. Tenant shall obtain insurance coverage for the benefit of Landlord in such amount and of such type as Landlord may reasonably require.

      (D) Landlord, at its expense upon thirty (30) days' prior written notice to Tenant, shall have the right to relocate the Generator to such other areas of the Building as Landlord may designate, provided that there shall be no material interference with Tenant's business. Tenant shall not be permitted to assign or transfer all or any portion of the rights granted to Tenant pursuant to this Subsection 10.10 unless Tenant assigns this Lease to the party to whom such rights are assigned or transferred.

10.11 Appraisal of Fair Rental Value. In the event that Tenant disputes the amount claimed by


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

      Landlord as Fair Rental Value, and such dispute cannot be resolved by mutual agreement, Tenant shall have the right pursuant to Section 2.3 of this Lease to submit the dispute to the appraisal process hereinafter set forth. The amount of Fair Rental Value determined pursuant to such appraisal process shall be final and binding between the parties. The appraisal process shall be conducted as follows:

      (a) Tenant shall make demand for appraisal by notice to Landlord within ten (10) business days after notice of Landlord's determination of Fair Rental Value given under Section 2.3 specifying therein the name and address of the person to act as the appraiser on its behalf. The appraiser shall be a real estate appraiser with at least ten years' experience in the field and a qualified member of the American Institute of Real Estate Appraisers, or any successor of such Institute (or if such organization or successor shall not longer be in existence, a recognized national association or institute of land appraisers) familiar with the fair market rent of comparable office space in the Boston/North Shore Massachusetts area. Failure on the part of Tenant to make a timely and proper notice of demand for such appraisal shall constitute a waiver of the right thereto. Within ten (10) business days after receipt of Tenant's notice of the demand for appraisal, Landlord shall give notice to Tenant, specifying the name and address of the person designated by Landlord to act as appraiser on its behalf who shall be similarly qualified. If Landlord fails to notify Tenant of the appointment of its appraiser within or by the time above specified, then Tenant shall thereafter send a second notice to Landlord indicating such failure and requesting Landlord to appoint such an appraiser. If Landlord fails to notify Tenant of the appointment of its appraiser within said time period then the appraiser appointed by Tenant shall be the sole appraiser to determine the issue.

      (b) In the event that two (2) appraisers are chosen pursuant to paragraph (a) above, the appraisers so chosen shall meet within ten
            (10) business days after the second appraiser is appointed and, if within ten (10) business days after such first meeting the two appraisers shall be unable to agree upon a determination of Fair Rental Value, they, themselves, shall appoint a third appraiser, who shall be a competent and impartial person with the same minimum qualifications and experience as is required of the first two appraisers. In the event they are unable to agree upon such appointment within five (5) business days after expiration of said ten (10) day period, the third appraiser shall be selected by the parties themselves, if they can agree thereon, within a further period of ten (10) business days. If the parties do not so agree, then either party, on behalf of both, may request appointment of such a qualified person by an officer of the American Arbitration Association in Boston, Massachusetts. The third appraiser shall decide the dispute, if it has not previously been resolved, by following the procedure set forth below.

      (c) Where the issue cannot be resolved by agreement of the two appraisers selected by Landlord and Tenant or settlement between the parties during the course of the appraisal process, the issue shall be resolved by the third appraiser in accordance with the following procedure. Within ten
            (10) days after the third appraiser has been selected, the other two appraisers shall state in writing their respective determinations of the Fair Rental Value, supported by the reasons therefor, and submit such proposed determinations to the third appraiser. Within ten (10) days of receipt of such determinations, the third appraiser shall select the determination which, in his view, more closely approximates the Fair Rental Value and such determination shall be the Fair Rental Value. If either of the other appraisers fails to submit his determination to the third appraiser within said ten (10) day period, the determination submitted to the third appraiser shall be the Fair Rental Value and if both other appraisers fail to submit their respective determinations to the third appraiser within said ten (10) day period, the third appraiser shall, within twenty (20) days after the expiration of said ten (10) day period, determine the Fair Rental Value and such determination shall be the Fair Rental Value. All such determinations of Fair Rental Value shall be final and binding upon the parties. The provision for determination by appraisal shall be specifically enforceable to the extent such remedies are available under the applicable law, and any determination hereunder shall be final and binding upon the parties hereto, and either party shall have the right to enter judgment thereon, unless otherwise provided by applicable law. If a determination of Fair Rental Value is to be made pursuant to this
            Section 10.11, Landlord and Tenant shall each pay for the fees and disbursements of any appraiser appointed by it and shall share equally in the fees and expenses of any third appraiser.

10.12 Corporate Authority. If Tenant signs this Lease as a corporation, each of the persons executing this Lease on behalf of Tenant does hereby covenant and warrant that (a) Tenant is a duly authorized and existing corporation,
      (b) Tenant has and is qualified to do business in the Commonwealth of Massachusetts, (c) the corporation has full right and authority to enter into this Lease, and (d) each person signing on behalf of the corporation are authorized to do so. If Tenant is a corporation, within thirty (30) days after execution of this Lease by Tenant, Tenant shall deliver to Landlord a certified corporate resolution authorizing Tenant to execute this Lease and authorizing the persons who signed below on behalf of Tenant to execute this Lease.


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

      WITNESS the execution hereof under seal on the day and year first above written:

LANDLORD:                               TENANT:

ARTHUR PAPPATHANASI, TRUSTEE            LIGHTBRIDGE, INC.
330 SCANGAS NOMINEE TRUST


/s/ Arthur Pappathanasi                 Pamela D.A. Reeve
--------------------------------        --------------------------------
As Trustee, but not individually        By:
                                        Its:


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